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                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                                MICHAEL JACOBSON

                                       AND

                         PREMIERE PUBLISHING GROUP, INC.

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                                                               September 1, 2005





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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1. Employment Period                                                         1
2. Terms of Employment                                                       1
         (a) Position and Duties                                             1
         (b) Compensation                                                    1
3. Early Termination of Employment                                           4
         (a) Death or Disability                                             4
         (b) Cause                                                           4
         (c) Good Reason                                                     4
         (d) Termination for Other Reasons                                   5
         (e) Notice of Termination                                           5
         (f) Date of Termination                                             5
4. Obligations of PPG upon Early Termination                                 5
         (a) Accelerating Event                                              5
         (b) Good Reason; Other than for Cause, Death or Disability          5
         (c) Death                                                           6
         (d) Cause; Other Than for Good Reason                               7
         (e) Disability                                                      7
         (f) Nondisclosure to Media                                          7
5. Change in Control                                                         7
         (a) Defined                                                         7
         (b) Accelerating Event                                              8
6. Nonexclusivity of Executive's Rights                                      8
7. Confidential Information                                                  8
8. Non-Compete; Non-Solicitation                                             9
9. Remedies for Executive's Breach                                           9
10. Dispute Resolution                                                      10
11. No Conflicting Obligations of Executive                                 10
12. Indemnity of Executive                                                  10
13. Successors                                                              10
14. Miscellaneous  11

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 1, 2005 between MICHAEL JACOBSON, an individual (the "Executive"), and PREMIERE PUBLISHING GROUP, INC. ("PPG"), a Nevada corporation, recites and provides asfollows:

         WHEREAS, the Board of Directors of PPG (the "Board") desires that PPG retain the services of the Executive, and the Executive desires to remain employed with PPG, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, PPG and the Executive agree as follows:

         1. EMPLOYMENT PERIOD. PPG hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by PPG, in accordance with the terms and provisions of this Agreement, for the period commencing on the date of this Agreement (the "Effective Date") and ending at midnight on August 31, 2010 (the "Employment Period").

         2. TERMS OF EMPLOYMENT.

                  (A) POSITION AND DUTIES.

                  (i) During the Employment Period, the Executive shall serve as President of PPG and titled Editor of Trump World Magazine ("TW") and Poker Life Magazine ("PL") and shall have such authority and perform such executive duties as are commensurate with that position. Executive's day to day responsibilities shall include, but not be limited to, running the sales and editorial staff for TW and PL; soliciting major clients for advertising and promotional events; developing new promotions to increase advertising and sales revenue; overseeing newsstand promotions and sale distribution of both publications, liaison with Donald Trump to support Trump World pertaining to interviewing and meeting press, press receptions and events - where Donald Trump appears, and cultivating new business with Donald Trump such as licensee Trump products, event and solicitation of Trump vendors, licensees and sponsors of the Apprentice television show and release of Poker Life Magazine, seek new projects, work with CFO and CEO to develop short and long term business strategies, and manage sales manager and internal staff. The Executive's services shall be performed primarily at PPG's headquarters in New York City.

                  (ii) During the Employment Period, and excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of PPG and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, charitable, and professional association boards or committees,
(B) deliver lectures or fulfill speaking engagements, (C) manage personal investments or (D) provide consulting services to third parties, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of PPG in accordance with this Agreement.

                  (B) COMPENSATION.

                  (i) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Annual Base Salary"), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than Two Hundred Thousand Dollars ($200,000) per year. During the Employment Period, the Annual Base Salary shall be reviewed at least annually by the Board of Directors of PPG. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced and the term "Annual Base Salary" as used in this Agreement shall mean the Annual Base Salary as so increased. The Executive's Annual Base Salary shall not be less than the base salary paid to any other executive of PPG during the term of this Agreement.

                  (ii) Additional Compensation. PPG may also pay Executive such other additional compensation and incentive bonuses as may from time to time be determined by the Company.

                  (iii) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs that are now or may become available to employees of the Company.

                  (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by PPG (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) that are now or may become available to employees of PPG.

                  (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all employment-related expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of PPG as in effect generally from time to time after the Effective Date.

                  (vi) Fringe Benefits. During the Employment Period, the Executive and/or the Executive's family and dependents shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of PPG as in effect generally from time to time after the Effective Date.

                  (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to retain the same office as he currently uses with the same furnishings and other appointments, and to exclusive personal secretarial and other assistance, and to facilities and equipment, at least equal to the most favorable of the foregoing provided generally from time to time after the Effective Date.

                  (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of PPG as in effect generally from time to time after the Effective Date, provided that the vacation will not be not less than four (4) weeks per year. The accrued vacation of Executive of four (4) weeks prior to the date of this Agreement shall continue in effect for the term of this Agreement until used.

                  (ix) Car Allowance. During the Employment Period, the Executive shall be entitled to a car allowance of at least $1,000 per month, in accordance with PPG's car allowance policy, in lieu of expenses associated with the operation of his automobile.

                  (x) Employment Conditions. PPG shall take all possible efforts to maintain the general working conditions for the Executive at PPG as in existence prior to the date of this Agreement. The general working conditions include the ability of Executive to establish his own working hours, the current style of dress for employees, and other similar lifestyle matters.

         3. EARLY TERMINATION OF EMPLOYMENT.

                  (A) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If PPG determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of disability set forth below), it may give to the Executive notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with PPG shall terminate effective on the thirtieth(30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with PPG on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by PPG or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (B) CAUSE. PPG may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) the conviction of the Executive for committing an act of fraud, embezzlement, theft or other act constituting a felony or the guilty or nolo contendere plea of the Executive to such a felony; or (ii) a material act of dishonesty or breach of trust on the part of the Executive resulting or intending to result directly or indirectly in material personal gain or enrichment at the expense of PPG.

                  (C) GOOD REASON. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, in the absence of the consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

                  (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, or any other action by PPG which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by PPG promptly after receipt of notice thereof given by the Executive; or

                  (ii) any failure by PPG to comply with any of the provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

                  (D) TERMINATION FOR OTHER REASONS. PPG may terminate the employment of the Executive without Cause by giving notice to the Executive at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment without Good Reason hereunder by giving notice to PPG at least sixty (60) days prior to the Date of Termination.

                  (E) NOTICE OF TERMINATION. Any termination shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below)is other than the date of receipt of such notice, specifies the termination date(which date shall be not more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(f)). The failure by the Executive or PPG to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or PPG hereunder or preclude the Executive or PPG from asserting such fact or circumstance in enforcing the Executive's or PPG's rights hereunder.

                  (F) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated by PPG for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any permitted later date specified therein, as the case may be,(ii) if the Executive's employment is terminated by PPG other than for Cause or Disability or by the Executive other than for Good Reason, the Date of Termination shall be the sixtieth (60th) day following the date of receipt ofthe Notice of Termination or any later date specified therein, as the case maybe, and (iii) if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

         4. OBLIGATIONS OF PPG UPON EARLY TERMINATION.

                  (A) ACCELERATING EVENT. As used in this Agreement, the term "Accelerating Event" shall mean any of the following: (i) the Executive's employment terminates under the circumstances described in Section 3(A), (ii) the Executive is discharged without Cause, (iii) the Executive resigns with Good Reason, or (iv) a Change in Control (as defined in Section 5(A)) occurs.

                  (B) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Employment Period, PPG shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                  (i) PPG shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (B) to the extent not theretofore paid, any annual bonus payable to the Executive for any prior completed fiscal year; (C) the product of
(x) the largest annual bonus paid or payable to the Executive in respect of any of the three (3) fiscal years immediately preceding the fiscal year in which the Date of Termination occurs (the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; (D) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (E) any accrued vacation pay, expense reimbursement and any other entitlements accrued by the Executive under Section 2(b), to the extent not theretofore paid (the sum of the amount described in clauses (A), (B), (C), (D)and (E) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii) PPG shall pay to the Executive in equal monthly installments beginning thirty (30) days following the Date of Termination an amount equal to the larger of (A) the sum of the Executive's Annual Base Salary and Highest Annual Bonus payable for the remaining term of this Agreement, or
(B) the sum of the Executive's Annual Base Salary and Highest Annual Bonus payable for 12 months (without duty of mitigation); and

                  (iii) For the remainder of the Employment Period (as it would continue but for such early termination), or such longer period as any plan, program, practice or policy may provide, PPG shall continue benefits to the Executive and/or the Executive's family and dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(iv) if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of PPG as in effect generally at any time thereafter with respect to other peer executives of PPG and their families ("Welfare Benefit Continuation"). If the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits), the Executive shall be considered to have remained employed until the end of the Employment Period(as it would continue but for such early termination) and to have retired on the last day of such period.

                  (C) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation.

                  (D) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations and the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, all of which shall be paid in cash within thirty (30) days of the Date of Termination.

                  (E) DISABILITY. If the Executive's employment shall be terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. The Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of PPG and their families.

                  (F) NONDISCLOSURE TO MEDIA. After the Date of Termination or the end of Employment Period, the Executive and PPG agree that they will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the consent of the other party hereto.

         5. CHANGE IN CONTROL.

                  (A) DEFINED. For purposes of this Agreement, a "Change in Control" of PPG shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended(the "Act")), other than [the new majority owner] or any majority-owned subsidiary of [the new majority owner] becomes the "beneficial owner" (as defined in Rule 13-d under the Act) directly or indirectly, of securities representing more than fifty percent (50%) of the total voting power represented by PPG's then outstanding voting securities; or

                  (ii) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of PPG as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of PPG); or

                  (iii) PPG merges or consolidates with any other corporation after which a majority of the shares of the resulting entity are not held by the shareholders of PPG prior to the merger , or PPG adopts, and the stockholders approve, if necessary, a plan of complete liquidation of PPG, or PPG sells or disposes of substantially all of its assets.

                  (B) ACCELERATING EVENT. A Change in Control shall be an Accelerating Event as defined in Section 4(A).

         6. NONEXCLUSIVITY OF EXECUTIVE'S RIGHTS. Except as provided in Sections 4(B)(iii), 4(C) and 4(E), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by PPG or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with PPG. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with PPG at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. CONFIDENTIAL INFORMATION.

                  (a) The Executive shall hold in a fiduciary capacity for the benefit of PPG all secret or confidential information, knowledge or data relating to PPG or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by PPG or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with PPG, the Executive shall not, without the prior written consent of PPG or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than PPG and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  (b) All records, files, memoranda, reports, price lists, customer lists, drawings, designs, proposals, plans, sketches, documents, computer programs, CAD systems, CAM systems, disks, computer printouts and the like (together with all copies thereof) relating to the business of PPG, which Executive shall use or prepare or otherwise have in his possession in the course of, or as a result of, his employment hereunder shall, as between the parties hereto, remain the sole property of PPG. Executive shall use such materials solely for the benefit of PPG and shall not divulge any such materials other than in furtherance of PPG's interests. Executive hereby agrees that he will return all such materials, including copies, to PPG upon demand, or upon thecessation of his employment.

                  (c) Any termination of the Executive's employment hereunder or of this Agreement shall have no effect on the continuing operation of this
Section 7.

         8. NON-COMPETE; NON-SOLICITATION.

                  (a) Except as is set forth below, for a period commencing on the Effective Date hereof and ending on the first anniversary of the date the Executive ceases to be employed by PPG (the "Non-Competition Period"), the Executive shall not, directly or indirectly, either for himself or any other person, own, manage, control, materially participate in, invest in, permit his name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner any business which is a competitor of a substantial portion of PPG's business at the date the Executive ceases to be employed by PPG (collectively, a "Competitor"); provided, however, that the restrictions set forth above shall immediately terminate and shall be of no further force or effect (i) in the event of a default by PPG of the performance of any of the obligations hereunder, which default is not cured within ten (10) days after notice thereof, or (ii) if the Executive's employment has been terminated by PPG other than for Cause, or (iii) if the Executive resigns for Good Reason provided that the Executive gives written notice to PPG whenever during the Non-Competition Period that he desires to accept employment with a Competitor; and that the payment specified in Section 4(b)(ii) hereof shall be mitigated by the amount of salary and pro rata target bonus payable to the Executive by the Competitor based on the Executive's initial terms of employment and attributable to employment during the Non-Competition Period. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the equity securities of an enterprise engaged in such business which is publicly traded, so long as he has no active participation in the business of such enterprise.

                  (b) During the Non-Competition Period, the Executive shall not, directly or indirectly, (i) induce or attempt to induce or aid others in inducing an employee of PPG to leave the employ of PPG, or in any way interfere with the relationship between PPG and an employee of PPG except in the proper exercise of the Executive's authority, or (ii) in any way interfere with the relationship between PPG and any customer, supplier, licensee or other business relation of PPG.

                  (c) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

                  (d) The covenants made in this Section 8 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of the Executive against PPG or any of its affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

         9. REMEDIES FOR EXECUTIVE'S BREACH. In the event Executive violates any provision of Sections 7 or 8 and such violation continues after notice thereof to the Executive and the expiration of a reasonable opportunity to cure, then PPG may thereafter terminate the payment of any post-termination benefits hereunder, and PPG will have no further obligation to Executive under this Agreement. The parties acknowledge that any violation of Section 7 or 8 can cause substantial and irreparable harm to PPG. Therefore, PPG shall be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

         10. DISPUTE RESOLUTION. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement or any claim that PPG has in any way violated the non-discrimination and/or other provisions of Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of1974, as amended; and, in general, any federal law or the law of the State of New York. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American Arbitration Association, and in a location mutually agreed to by the Executive and PPG. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts. Notwithstanding the foregoing, in the event that a violation of the Agreement would cause irreparable injury, PPG and the Executive agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

         11. NO CONFLICTING OBLIGATIONS OF EXECUTIVE. Executive represents and warrants that he is not subject to any duties or restrictions under any prior agreement with any previous employer or other person, and that he has no rights or obligations except as previously disclosed to PPG which may conflict with the interests of PPG or with the performance of the Executive's duties and obligations under this Agreement. Executive agrees to notify PPG immediately if any such conflicts occur in the future.

         12. INDEMNITY OF EXECUTIVE. PPG shall indemnify and defend the Executive against all claims relating to the performance of his duties hereunder to the fullest extent permitted by PPG's Articles of Incorporation and Bylaws, the relevant provisions of which shall not be amended in their application to the Executive to be any less favorable to him than as at present, except as required by law.

         13. SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior consent of PPG shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon PPG and its successors and assigns.

                  (c) PPG will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of PPG to assume expressly and agree to perform this Agreement in the same manner and to the same extent that PPG would be required to perform it if no such succession had taken place. As used in this Agreement, "PPG" shall mean PPG as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         14.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier to such address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys' fees and costs incurred with respect to obtaining such remedy from the other party.

                  (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (e) PPG may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (f) The Executive's or PPG's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or PPG may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, PPG has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

COMPANY:

PREMIER PUBLISHING GROUP, INC.


By: /s/Michael Jacobson



EXECUTIVE:


By: /s/Michael Jacobson
         Michael Jacobson